EXHIBIT 10.1
CONSENT AND RELEASE AGREEMENT OF BORROWER PARTIES

THIS CONSENT AND RELEASE AGREEMENT OF BORROWER PARTIES (this “Agreement”) is made and entered into as of October 2, 2020 (the “Effective Date”), by AeroCentury Corp., a Delaware corporation (“Borrower”), each of the “Guarantor Subsidiaries” named in the signature blocks to this Agreement (“Guarantor Subsidiaries”, and together with Borrower, collectively the “Borrower Parties”), in favor of MUFG Union Bank, N.A. (“MUFG”), Umpqua Bank (“Umpqua”), Zions Bancorporation, N.A. (fka ZB, N.A.) dba California Bank & Trust (“Zions”), U.S. Bank National Association (“U.S. Bank”), Columbia State Bank (“Columbia”), and MUFG Bank, Ltd. (“MUFG Bank”) and, with respect to Section 1 below, Buyer and New Agent (as each such term is defined hereinafter). MUFG (solely in its capacity as a lender, and not in its capacity as administrative agent for the Lenders), Umpqua, Zions, U.S. Bank and Columbia are sometimes referred to herein individually as a “Lender” and collectively as the “Lenders”. The Lenders and MUFG Bank are sometimes referred to herein individually as a “Seller” and collectively as the “Sellers”. MUFG, solely in its capacity as the existing administrative agent for the Lenders, is sometimes referred to herein as “Agent.”

This Agreement is being executed and delivered in connection with that certain Loan Purchase and Sale Agreement dated as of October 2, 2020 by and among Drake Asset Management Jersey Limited, a company incorporated in Jersey (registered number 127856) whose registered office is at IFC5, St Helier, Jersey JE1 1ST (“Buyer”), UMB Bank, N.A., a national banking association formed under the laws of the United States of America (“New Agent”), Agent and the Sellers (the “Loan Purchase Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings assigned thereto in the Loan Purchase Agreement.

IN ORDER TO INDUCE Agent and Sellers to enter into and to close under the Loan Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower Party acknowledges and agrees as follows:

1. Waiver of Assignment Restrictions. Notwithstanding anything in the Loan Documents or the documents giving rise to the MUFG Bank Swap Termination Value to the contrary (“Swap Documents”), at such time as the Loan Purchase Agreement becomes effective upon the satisfaction of the conditions precedent to effectiveness of the Loan Purchase Agreement, any and all restrictions contained in the Loan Documents or in the Swap Documents on the sale or assignment of Agent’s or any Lender’s interest in the obligations arising under the Loan Documents (including any restrictions in Section 12.8.2 of the Credit Agreement) or the Swap Documents shall be deemed waived with respect to such sale and/or assignment by Agent and the Lenders pursuant to the Loan Purchase Agreement, and the Loan Documents and the Swap Documents shall be deemed amended to permit Agent and/or any or all Sellers to sell or assign its respective Note and any other interest in the Loan Documents and/or the Swap Documents to the Buyer pursuant to the Loan Purchase Agreement without the consent of any Borrower Party (subject to any right Agent may have under the Loan Documents to consent to any such transfer or condition such transfer on payment of any assignment fee required pursuant to the Loan Documents).

2. Loan Status. Each Borrower Party hereby confirms to Agent and Sellers and their respective successors and assigns that neither Agent nor any Seller has breached any of its obligations under the Loan, the Loan Documents and the MUFG Bank Swap Termination Value, as applicable, and there exists no claim, counterclaim, defense or offset of any kind relating to the Loan, the Loan Documents or the MUFG Bank Swap Termination Value.

3. Consent. Each Borrower Party hereby consents to the Loan Purchase Agreement and the consummation of all transactions provided for therein (without the necessity for any further consents or approvals of any Borrower Party). Without limiting the generality of the preceding sentence, each Borrower Party acknowledges and agrees that (without any further consents or approvals of any Borrower Party), in accordance with the Loan Purchase Agreement and all documents delivered pursuant thereto: (i) Agent and each Seller shall have the right to transfer and assigned to Buyer all of such Seller’s right, title and interest in and to the Loan Documents and the Swap Documents; (ii) Agent shall have the right to resign as administrative agent for the Lenders, and Buyer shall have the right to designate and appoint New Agent as the new administrative agent for the Lenders; (iii) from and after the Closing Date, Buyer shall be entitled to receive all amounts due under the Loan and the Loan Documents as and when due from the Borrower Parties, and the Borrower Parties will deliver all such amounts to Buyer; (iv) from and after the Closing Date, Buyer shall have assumed all of Sellers’ duties and obligations under the Loan Documents and the Swap Documents and New Agent shall have assumed all of Agent’s duties and obligations as administrative agent for the “Lenders” under the Loan Documents, Agent and Sellers shall be thereafter relieved of all further duties and obligations under the Loan Documents and the Swap Documents, and the Borrower Parties will look solely to Buyer or New Agent (as applicable) to perform the duties and obligations of Agent and the Sellers under the Loan Documents and the Swap Documents. Borrower Parties acknowledge that they have introduced Buyer to Agent and Sellers and have requested that Agent and Sellers enter into the Loan Purchase Agreement, and that Borrower Parties have a financial interest in the transactions described in the Loan Purchase Agreement and expect to derive financial and other benefit therefrom.

4. Release. Borrower and each Guarantor Subsidiary, for and on behalf of itself and its legal representatives, successors and assigns (collectively, the “Releasing Parties”), each does hereby waive, release, relinquish and forever discharge Agent and each Seller and their past and present directors, officers, agents, employees, parents, subsidiaries, affiliates, insurers, attorneys, representatives and assigns, and each and all thereof (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies and executions of whatsoever kind, nature and/or description arising on or before the Effective Date, including any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, which each Releasing Party ever had or now has or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including the Loan Purchase Agreement, the Loan Documents, the Swap Documents, the administration of the Loan, and the negotiations relating to this Agreement, arising on or before the Effective Date and, subject to the occurrence of the Closing, the Closing Date (collectively, “Claims”). Each Releasing Party acknowledges that it is aware that it may discover facts different from or in addition to those it now knows or believes to be true with respect to the Claims, and each agrees that the release of this Agreement is and will remain in effect in all respects as a complete and general release as to all matters released in this Agreement, notwithstanding any such different or additional facts.

Each Releasing Party acknowledges that it has been informed of its rights under and the provisions of Section 1542 of the Civil Code of the State of California and expressly waives and relinquishes all rights and benefits that it has or may have had under such statute, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

EACH RELEASING PARTY UNDERSTANDS THE SIGNIFICANCE AND CONSEQUENCES OF THE FOREGOING WAIVER OF SECTION 1542, AND ASSUMES FULL RESPONSIBILITY FOR ANY INJURIES, DAMAGES OR LOSSES THAT IT MAY INCUR AS A RESULT OF THE EXECUTION OF THIS AGREEMENT.

Each of the Releasing Parties represents and warrants that it (i) has not previously assigned or transferred in any manner, or purported to have assigned or transferred in any manner, any interest in any of the claims or rights released or waived by it in this Agreement; and (ii) has the full right and authority to enter into this Agreement.

5. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties to this Agreement relating to the subject matter of this Agreement and supersedes and replaces any and all prior negotiations, discussions, understanding or agreements whether written or oral and all other writings with respect to the subject matter of this Agreement.

6. Merger and Integration, Superseding Effect. This Agreement embodies the entire agreement and understanding between the parties to this Agreement with respect to the subject matter of this Agreement, and supersedes and has merged into it all prior oral and written negotiations and agreements of the same subject matter by and between the parties hereto.

7. Choice of Law/Venue. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Any action arising out of this Agreement shall be brought in accordance with the venue provisions of the Loan Documents. Sections 12.14 and 12.15 of the Credit Agreement are incorporated herein and made applicable hereto by this reference.

8. Tax Liabilities and Advice of Counsel. Each Borrower Party acknowledges and agrees that it has received the advice of independent counsel selected by it, or the opportunity to obtain such advice, before entering into this Agreement, and has not relied upon Agent, any Seller or any of their officers, directors, employees, agents or attorneys concerning any aspect of the transactions contemplated by this Agreement. Each Borrower Party acknowledges and agrees that Agent or a Seller may be required to and may record and report any forgiven indebtedness to all applicable private, public, quasi-governmental and governmental entities or agencies in accordance with all applicable laws, codes, rules and regulations, including filing a Form 1099 with the United States Internal Revenue Service. Each Borrower Party acknowledges that there may be tax consequences to it arising out of the transactions contemplated by this Agreement and by the Loan Purchase Agreement, and that each is obligated to pay all taxes of any kind due by it as the result of any transactions contemplated by this Agreement or the Loan Purchase Agreement, and each Borrower Party shall jointly and severally indemnify each Seller and save each Seller harmless for payment or responsibility for any such taxes, fees, penalties or interest.

9. No Impairment; No Novation. Except as specifically provided herein, the Loan Documents and the Swap Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect. Nothing in this Agreement shall impair the liens and/or security interests created by any mortgage or any other security interest of Agent or any Seller. The execution and delivery of this Agreement shall not constitute a novation of the Loan, the Loan Documents or the Swap Documents.

10. No Waiver or Modification. The parties agree that no waiver, amendment or modification of any of the terms of this Agreement shall be effective unless in writing and signed by the parties hereto.

11. Attorneys’ Fees and Costs. In any action or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to all other relief provided by law or equity, all costs and expenses incurred by the prevailing party, including attorneys’ fees and costs.

12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each of their respective representatives, heirs, successors and assigns.

13. Notices. Any notices pursuant to this Agreement shall be given in the manner provided for in the Credit Agreement.

14. Organization and Authority. Each Borrower Party represents and warrants to Agent and Lenders that (a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized or incorporated, (b) such party has all necessary approvals, whether internal, third party or otherwise, and full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and (iii) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with this Agreement, except to the extent that enforceability of the obligations may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

15. Rules of Construction. Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. When used in this Agreement, “include” means “include but are not limited to”, “includes” means “includes but is not limited to” and “including” means “including, but not limited to”. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each Borrower Party caused this Consent and Release Agreement of Borrower Parties to be executed and delivered by their duly authorized officers as of the date first above written.

“Borrower” AEROCENTURY CORP., a Delaware corporation By: _________________________________ Name: _________________________________ Title: _________________________________
“Guarantor Subsidiaries” JETFLEET HOLDING CORP., a California corporation By: _________________________________ Name: _________________________________T itle: _________________________________
JETFLEET MANAGEMENT CORP., a California corporation By: _________________________________ Name: _________________________________ Title: _________________________________